EX-23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Bionovo, Inc. and its subsidiary on Form SB-2 of our report dated April 8, 2005, except for paragraph 6 of Note 12 which is dated June 28, 2005 (which report expresses an unqualified opinion), on the financial statements of Bionovo Biopharmaceuticals, Inc. (formerly Bionovo, Inc.) contained in the Registration Statement and Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACOUNTANTS

San Francisco, California
July 5, 2005